Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies that, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Neurobiological Technologies, Inc., that this Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Neurobiological Technologies, Inc.

November 9, 2006	/s/ Paul E. Freiman
Paul E. Freiman
President and Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Neurobiological Technologies, Inc. and will be retained by Neurobiological Technologies, Inc. and furnished to the Securities and Exchange Commission upon request.